UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2016

StemCells, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7707 Gateway Blvd, Suite 140, Newark, CA		94560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 510.456.4000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 9, 2016, StemCells, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in an underwritten public offering (the “Offering”) 26,667,000 shares of common stock of the Company (the “Shares”) and both Series A Warrants to purchase up to 13,333,500 shares of common stock and Series B Warrants to purchase up to 20,000,250 shares of common stock (collectively, the “Warrants”). The Shares and Warrants will be sold at a public offering price of $0.30 for one Share, a Series A Warrant and a Series B Warrant. The Series A Warrants are immediately exercisable at an initial exercise price of $0.30 per share of common stock and will expire two years from the date of issuance. The Series B Warrants are exercisable from the later of (i) the Company’s receipt of stockholder approval to effect a reverse stock split (the “Reverse Stock Split”) so as to permit the exercise in full of the Series B Warrants and (ii) 12-months from the date of issuance, for an initial exercise price of $0.42 per share of common stock and will expire five years from the date the Series B Warrants become exercisable. The Company has also granted the Underwriters a 45-day option to purchase up to an additional 4,000,050 Shares and/or Warrants to purchase up to an additional 5,000,063 Shares to cover over-allotments, if any.

The Company expects that the gross proceeds of the Offering will be approximately $8 million. The Shares, the Warrants and the shares of common stock underlying the Series A Warrants are being issued pursuant to the effective registration statement on Form S-3 (File No. 333-193100). The Company plans to file a registration statement to cover the common stock underlying the Series B Warrants on the 12-month anniversary of the issuance of the Series B Warrants, assuming that Company has effected the Reverse Stock Split and there is a sufficient number of authorized shares of the Company’s common stock to enable the Company to issue shares of common stock pursuant to any exercise of the Series B Warrants.

The Offering is expected to close on or about March 14, 2016, subject to the satisfaction of customary closing conditions.

On March 8, 2016, the Company issued a press release announcing that it intended to make a public offering of common stock and warrants. On March 9, 2016, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference. Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated March 11, 2016, regarding the Shares and Warrants to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement between StemCells, Inc. and Maxim Group LLC

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Press Release of StemCells, Inc. dated March 8, 2016

99.2	Press Release of StemCells, Inc. dated March 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 11, 2016	StemCells, Inc.

/s/ Kenneth B. Stratton
	Name:	Kenneth B. Stratton
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement between StemCells, Inc. and Maxim Group LLC

4.1	Form of Series A Warrant

4.2	Form of Series B Warrant

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (contained in Exhibit 5.1 above)

99.1	Press Release of StemCells, Inc. dated March 8, 2016

99.2	Press Release of StemCells, Inc. dated March 9, 2016